Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Gilthorpe	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hgilthorpe@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE GROWS TOTAL REVENUE BY 20% OVER Q4 2010

Full Year Non-GAAP EPS of $1.01 Increases by 33% over 2010

PALO ALTO, Calif., December 21, 2011 – TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fourth quarter and fiscal year, which ended on November 30, 2011.

Total revenue for the fourth quarter of fiscal 2011 was $289.5 million and net income was $51.9 million, or $0.30 per diluted share. This compares to total revenue of $241.2 million and net income of $37.5 million, or $0.22 per diluted share, as reported for the fourth quarter of fiscal 2010.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2011 was $72.2 million or $0.42 per diluted share, compared with $53.8 million or $0.31 per diluted share for the fourth quarter of fiscal 2010. Non-GAAP operating income for the fourth quarter of fiscal 2011 was $99.8 million, resulting in a non-GAAP operating margin of 34%. This compares to non-GAAP operating income of $76.2 million, or a 32% non-GAAP operating margin in the fourth quarter of fiscal 2010. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses and restructuring activities and assumes a non-GAAP effective tax rate of 28% for fiscal 2011 and 30% for fiscal 2010.

“TIBCO delivered another strong year of accelerating revenue growth and expanded profitability in 2011,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “As we turn to 2012, we will focus on expanding our sales coverage, extending our event-driven platform, and continuing to broaden the range of industries we serve. Our offerings and the demands of the 21st century enterprise have never been better aligned.”

Fourth Quarter Fiscal 2011 Highlights

•	Record total revenue of $289.5 million;

•	License revenue of $134.7 million;

•	Non-GAAP operating margin of 34%;

•	Record non-GAAP EPS of $0.42;

•	Cash flow from operations of $63.9 million;

•	Repurchased 1.9 million shares;

•	Strong mix of business across major industries including Financial Services, Telecommunications, Energy, Government, Manufacturing, Life Sciences, and Transportation & Logistics;

•	TIBCO closed 181 deals over $100k and had 28 deals over $1 million; and

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TIBCO expanded its business with leading companies and agencies in the fourth quarter such as Apache Corporation, Banco Sabadell, Candeal, M-Net Telekommunikations, Medecins Sans Frontieres, The Nielsen Company, Oklahoma Gas & Electric, Paul Hartmann AG, Southwest Airlines, University of Michigan School of Public Health, and Ziggo BV.

Full Year Fiscal 2011 Highlights

•	Record total revenue of $920.2 million;

•	License revenue of $377.6 million;

•	Non-GAAP operating margin of 27%;

•	Record non-GAAP EPS of $1.01, vs. $0.76 for fiscal 2010;

•	Cash flow from operations of $208.0 million; and

•	Repurchased 7.3 million shares.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its fourth quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on January 21, 2012 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 33209720.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s efficient claims or trade processing, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM - the ability to capture the right information, at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real-time. Learn more at www.tibco.com.

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TIBCO, The Power of Now, the two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for fourth quarter of fiscal year 2011 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO’s ability to expand its sales coverage, extend its event-driven platform, broaden the range of industries in its customer base, and capitalize on the alignment of its offerings with the demands of the 21st century enterprise are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: our ability to meet our hiring plans, adapt to new technologies and evolving industry trends; and competitive factors, including but not limited to competition from alternative business models, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2010 and Quarterly Report on Form 10-Q for the quarter ended August 28, 2011. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	November 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$308,148	$243,989
Short-term investments	225	1,504
Accounts receivable, net	196,419	185,740
Prepaid expenses and other current assets	61,864	57,889

Total current assets	566,656	489,122
Property and equipment, net	89,871	88,523
Goodwill	451,821	409,545
Acquired intangible assets, net	97,258	104,818
Long-term deferred income tax assets	78,656	66,671
Other assets	48,676	46,320

Total assets	$1,332,938	$1,204,999

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,802	$23,815
Accrued liabilities	129,168	108,576
Deferred revenue	210,234	182,895
Current portion of long-term debt	2,397	2,269
Accrued restructuring costs	6,792	2,714

Total current liabilities	374,393	320,269
Long-term deferred revenue	14,876	15,212
Long-term deferred income tax liabilities	4,540	4,257
Long-term income tax liabilities	20,772	14,044
Long-term debt, less current portion	65,711	38,108
Accrued restructuring costs, less current portion	1,050	513
Other long-term liabilities	2,445	2,865

Total long-term liabilities	109,394	74,999

Total liabilities	483,787	395,268

Total equity	849,151	809,731

Total liabilities and equity	$1,332,938	$1,204,999

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,		Year Ended November 30,
	2011	2010	2011	2010
Revenue:
License	$134,706	$114,695	$377,618	$301,532
Service and maintenance	154,805	126,522	542,628	452,475

Total revenue	289,511	241,217	920,246	754,007

Cost of revenue:
License	9,743	10,738	35,309	35,325
Service and maintenance	59,604	47,079	212,066	162,468

Total cost of revenue	69,347	57,817	247,375	197,793

Gross profit	220,164	183,400	672,871	556,214
Operating expenses:
Research and development	38,271	35,680	143,173	124,654
Sales and marketing	81,752	71,736	285,366	240,357
General and administrative	16,330	13,617	59,990	49,260
Amortization of acquired intangible assets	4,596	4,624	19,149	16,414
Acquisition related and other	154	881	1,840	3,421
Restructuring	8,816	121	8,926	6,953

Total operating expenses	149,919	126,659	518,444	441,059

Income from operations	70,245	56,741	154,427	115,155
Interest income	198	523	1,374	1,349
Interest expense	(1,083)	(1,020)	(4,020)	(4,123)
Other income (expense), net	83	(543)	(1,846)	(1,509)

Income before provision for income taxes and noncontrolling interest	69,443	55,701	149,935	110,872
Provision for income taxes	17,504	18,065	37,300	32,401

Net income	51,939	37,636	112,635	78,471
Less: Net income attributable to noncontrolling interest	61	142	229	383

Net income attributable to TIBCO Software Inc.	$51,878	$37,494	$112,406	$78,088

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.32	$0.23	$0.70	$0.49

Diluted	$0.30	$0.22	$0.65	$0.46

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	161,586	160,013	161,469	160,959

Diluted	171,978	172,899	173,272	170,953

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended November 30,
	2011	2010
Cash flows from operating activities:
Net income	$112,635	$78,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	13,145	13,414
Amortization of acquired intangible assets	34,661	32,494
Stock-based compensation	48,867	32,248
Deferred income tax	1,266	(8,478)
Tax benefits related to stock benefit plans	8,552	30,626
Excess tax benefits from stock-based compensation	(41,950)	(21,510)
Other non-cash adjustments, net	476	225
Changes in assets and liabilities:
Accounts receivable	(3,312)	(25,909)
Prepaid expenses and other assets	5,631	14,518
Accounts payable	501	3,829
Accrued liabilities and restructuring costs	7,015	(12,553)
Deferred revenue	20,563	11,382

Net cash provided by operating activities	208,050	148,757

Cash flows from investing activities:
Purchases of short-term investments	(76)	(1,313)
Maturities and sales of short-term investments	1,451	183
Acquisitions, net of cash acquired	(63,610)	(78,573)
Proceeds from private equity investments	—	485
Purchases of property and equipment	(13,971)	(6,399)
Restricted cash pledged as security	(3,234)	(5,498)

Net cash used in investing activities	(79,440)	(91,115)

Cash flows from financing activities:
Proceeds from issuance of common stock	80,610	86,940
Proceeds from revolving credit facility	30,000	—
Repurchases of the Company’s common stock	(194,059)	(204,280)
Witholding taxes related to restricted stock net share settlement	(17,922)	(6,140)
Excess tax benefits from stock-based compensation	41,950	21,510
Principal payments on long-term debt	(2,269)	(3,492)

Net cash used in financing activities	(61,690)	(105,462)

Effect of foreign exchange rate changes on cash and cash equivalents	(2,761)	(720)

Net change in cash and cash equivalents	64,159	(48,540)
Cash and cash equivalents at beginning of period	243,989	292,529

Cash and cash equivalents at end of period	$308,148	$243,989

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,				Year Ended November 30,
	2011		2010		2011		2010
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$70,245	$51,878	$56,741	$37,494	$154,427	$112,406	$115,155	$78,088
Amortization of intangible assets - cost of revenue	3,277	3,277	4,635	4,635	15,512	15,512	16,080	16,080
Amortization of intangible assets - operating expense	4,596	4,596	4,624	4,624	19,149	19,149	16,414	16,414
Stock-based compensation - cost of revenue	1,167	1,167	800	800	4,715	4,715	2,909	2,909
Stock-based compensation - R&D expense	2,856	2,856	2,239	2,239	11,441	11,441	8,065	8,065
Stock-based compensation - S&M expense	4,350	4,350	3,410	3,410	17,206	17,206	11,390	11,390
Stock-based compensation - G&A expense	4,308	4,308	2,706	2,706	15,505	15,505	9,884	9,884
Acquisition related and other	154	154	881	881	1,840	1,840	3,421	3,421
Restructuring	8,816	8,816	121	121	8,926	8,926	6,953	6,953
Income tax adjustment for non-GAAP	—	(9,217)	—	(3,067)	—	(31,431)	—	(23,395)

Non-GAAP	$99,769	$72,185	$76,157	$53,843	$248,721	$175,269	$190,271	$129,809

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.30		$0.22		$0.65		$0.46

Non-GAAP		$0.42		$0.31		$1.01		$0.76

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		171,978		172,899		173,272		170,953